                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): March 19, 1997
                                                         --------------

                           H. F. Ahmanson & Company
              --------------------------------------------------
              (Exact name of registrant as specified in charter)


          Delaware                      1-8930               95-0479700
-------------------------------     ----------------     -------------------
(State or other jurisdiction of     (Commission File        (IRS Employer
        incorporation)                  Number)          Identification No.)

     4900 Rivergrade Road, Irwindale, California               91706
     -------------------------------------------             ----------
      (Address of principal executive offices)               (Zip code)

    Registrant's telephone number, including area code     (818) 960-6311
                                                           --------------

                                Not applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

    On March 19, 1997, H. F. Ahmanson & Company (the "Company"), executed two Purchase Agreements with Bear, Stearns & Co., Inc. and Credit Suisse First Boston Corporation, respectively, each relating to the issuance of $40,000,000 in aggregate principal amount of the Company's Medium-Term Notes, Series A, due March 24, 1998 and bearing interest at a fixed rate of 6.15% per annum (the "Notes"). The Notes were previously registered by the Company on a Registration Statement on Form S-3 (Registration No. 33-57395). Attached to this report as an exhibit for filing with the Securities and Exchange Commission is a final copy of each executed Purchase Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS

      1.1 Purchase Agreement, dated March 19, 1997, relating to Medium-Term Notes, Series A, by and between H. F. Ahmanson & Company and Bear, Stearns & Co., Inc.

      1.2 Purchase Agreement, dated March 19, 1997, relating to Medium-Term Notes, Series A, by and between H.F. Ahmanson & Company and Credit Suisse First Boston Corporation.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 1997

                                     H. F. AHMANSON & COMPANY



                                     /s/ Tim S. Glassett
                                     ------------------------
                                     By:  Tim S. Glassett
                                          First Vice President and
                                            Assistant General Counsel

                                 EXHIBIT INDEX

EXHIBIT                                                            SEQUENTIALLY
  NO.                             DESCRIPTION                      NUMBERED PAGE
-------                           -----------                      -------------

1.1 Purchase Agreement, dated March 19, 1997, relating to Medium-Term Notes, Series A, by and between H. F. Ahmanson & Company and
                  Bear, Stearns & Co. Inc.

1.2 Purchase Agreement, dated March 19, 1997, relating to Medium-Term Notes, Series A, by and between H. F. Ahmanson & Company and Credit Suisse First Boston Corporation